UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE

Item 5.       Other Events and Required FD Disclosure

          Del Monte Foods Company held its 2003 Annual Meeting of Stockholders in Pittsburgh, Pennsylvania. The 2004 Annual Meeting of Stockholders, which is anticipated to be held on Thursday, September 30, 2004, will be held in San Francisco, California. Stockholders who wish to attend the 2004 Annual Meeting in person are encouraged to plan accordingly.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: June 10, 2004	By:	/s/ James Potter

		Name:	James Potter
		Title:	Secretary